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                                                                    Exhibit 99.1

                Written Statement of the Chief Executive Officer

                       Pursuant to 18 U.S.C. Section 1350

     Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chief Executive Officer of Americas Power Partners, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report of Form 10-QSB of the Company for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


  /s/ Mark A. Margason
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    Mark A. Margason

May 13, 2003